SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              DATATEC SYSTEMS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                    94-291423
--------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

                       20C Commerce Way, Totowa, NJ 07512
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                        1998 EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                  Isaac J. Gaon
                             Chief Executive Officer
                              Datatec Systems, Inc.
                                20C Commerce Way
                            Totowa, New Jersey 07512
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (973) 890-4800
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                                               Proposed                 Proposed
          Title of                                             maximum                  maximum
         securities                  Amount                    offering                aggregate               Amount of
            to be                    to be                    price per                 offering             registration
         registered                registered                   share                    price                    fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value
per share                     750,000 Shares(1)(2)             $4.88(2)                $3,660,000               $1,109.09
================================================================================================================================


(1) Represents an aggregate of 750,000 shares of Common Stock issuable by the Registrant pursuant to the 1998 Employee Stock Purchase Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also registers such number of additional shares of Common Stock that may be offered or issued pursuant to the Stock Purchase Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on $4.88, the per share average of high and low sale prices of the Registrant's Common Stock as reported by the Nasdaq SmallCap Market ("Nasdaq") on March 25, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         The information called for by Part I of this Registration Statement on Form S-8 (the "Registration Statement") is included in the description of the Datatec Systems, Inc. 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") to be delivered to persons eligible to participate in the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Registration Statement. However, included herein is a Prospectus to be used in connection with certain reoffers and resales of shares of common stock, par value $.001 per share, of Datatec Systems, Inc. acquired pursuant to the Stock Purchase Plan. Such Prospectus has been prepared in accordance with the requirements of Form S-3 pursuant to General Instruction C of Form S-8.

PROSPECTUS

                                 750,000 SHARES

                              DATATEC SYSTEMS, INC.
                         Common Stock ($.001 par value)


         This Prospectus relates to the reoffer and resale by certain selling stockholders (the "Selling Stockholders") of Datatec Systems, Inc. (the "Company") of up to 750,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company (the "Common Stock") pursuant to the Datatec Systems, Inc. 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan").

         The offer and sale of the Shares to the Selling Stockholders were previously registered under the Securities Act of 1933, as amended (the "Securities Act"). The Shares are being reoffered and resold for the accounts of the Selling Stockholders and the Company will not receive any of the proceeds from the resale of the Shares.

         Sales by the Selling Stockholders may be effected from time to time in one or more transactions in the over the counter market, in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders.

         The Common Stock of the Company is traded on the Nasdaq Small- Cap Market ("Nasdaq") under the symbol "DATC." On March 25, 1998, the closing price for the Common Stock, as reported by Nasdaq was $5.06. Prospective acquirors of Shares are urged to obtain a current price quotation.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          CERTAIN MATTERS DISCUSSED IN THIS REGISTRATION STATEMENT ARE
            FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND
             UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER
                        MATERIALLY FROM THOSE PROJECTED.

                 The date of this Prospectus is March 27, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company (symbol: DATC) can be inspected and copied at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006, on which the Common Stock of the Company is listed. Such material may also be accessed electronically by means of the Commission's home page on the internet at http//www.sec.gov.

         The Company has also filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION........................................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................4

RISK FACTORS.................................................................5

THE COMPANY.................................................................14

USE OF PROCEEDS.............................................................15

SELLING STOCKHOLDERS........................................................15

PLAN OF DISTRIBUTION........................................................16

LEGAL MATTERS...............................................................17

EXPERTS  ...................................................................17

ADDITIONAL INFORMATION......................................................17

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the year ended April 30, 1997, Quarterly Report on Form 10-Q for the quarters ended July 31, 1997, as amended, October 31, 1997, and January 31, 1998 and Current Reports dated September 23, 1997, October 20, 1997, January 12, 1998, February 24, 1998, and March 9, 1998 are incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

         The Company's  Application  for  Registration of its Common Stock under
Section 12(b) of the Exchange Act filed on May 2, 1996 is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to 20C Commerce Way, Totowa, New Jersey 07512, Attention: James M. Caci. Oral requests should be directed to such officer (telephone number (973) 890-4800).

                           --------------------------

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN, AND EFFECTING THE BUSINESS OF, THE COMPANY BEFORE MAKING AN INVESTMENT DECISION.

         RECENT CHANGE OF BUSINESS FOCUS. In October 1996, the Company acquired Datatec Industries Inc. ("Datatec Industries"), a provider of configuration, integration and deployment services. In June 1997, the Company discontinued its data communications equipment distribution business in order to focus exclusively on deployment services. The Company's current business represents a substantial change from the Company's historical line of business. Consequently, the Company's historical results of operations do not reflect combined operations relating to its current business for a significant period of time and such results may not be indicative of the Company's future results of operations. Management and other key personnel may not have the experience required to manage such a substantial change in business focus. If the Company's efforts are not successful, the Company's results of operations could be adversely effected.

         FLUCTUATIONS IN QUARTERLY RESULTS; EXTENDED LEAD TIMES FOR REALIZATION OF REVENUE. The Company's quarterly operating results have varied in the past, and may vary significantly in the future, depending on a number of factors such as market acceptance of new or enhanced versions of the Company's services, changes in the customer mix, changes in the level of operating expenses, the gain or loss of significant customers, personnel changes and economic conditions in general and in the Company's industry in particular. Any unfavorable change in these or other factors could have a material adverse effect on the Company's operating results for a particular quarter and makes the prediction of revenue and results of operations on a quarterly basis difficult, and performance forecasts derived from such predictions unreliable.

         The Company has experienced large fluctuations in sales from quarter-to-quarter due to substantial sales to customers in the retailing industry. Typically, these customers delay improvements and enhancements during the fourth quarter of the calendar year to avoid costly interruptions during the holiday sales season. In addition, a substantial portion of the Company's operating expenses is related to personnel, facilities, inventory, equipment and marketing programs. The level of spending for such expenses cannot be adjusted quickly and is therefore fixed in the short term. The level of these expenses is based, in significant part, on the Company's expectations of future revenue on a quarterly basis. If actual revenue levels on a quarterly basis are below management's expectations, results of operations are likely to be adversely effected because only a small amount of the Company's expenses varies with its revenue in the short term.

         Due to the nature and size of deployment projects that the Company is now pursuing, there is a longer lead time between the initiation of prospective business and the consummation of a transaction, if any. As such, there are likely to be substantial fluctuations in sales volume from month-to-month and quarter-to- quarter. The fluctuations in the Company's operating results increase the Company's risk of failure, especially given its present level of working capital. As a result, if the Company experiences lower than expected sales volume for an extended period of time, it may have a material adverse effect on the business, financial condition and results of operations of the Company.

         MANAGEMENT OF GROWTH. Recently, the Company has expanded its operations rapidly through several acquisitions, which has placed significant demands on the Company's administrative, operational and financial personnel and systems. Additional expansion by the Company may further strain the Company's management, financial and other resources. There can be no assurance that the Company's systems, procedures, controls and existing space will be adequate to support expansion of the Company's operations. The Company's future operating results will substantially depend on the ability of its officers and key employees to manage changing business conditions and to implement and improve its operational, financial control and reporting systems. If the Company is unable to respond to and manage changing business conditions, the quality of the Company's services, its ability to retain key personnel and its results of operations could be materially adversely effected.

         RELIANCE ON SIGNIFICANT CUSTOMERS; NO ASSURANCE OF BACKLOG. During each of the past two fiscal years, sales of the Company's services to a limited number of customers have accounted for a substantial percentage of the Company's total net sales. For the years ended April 30, 1997 and 1996, the Company's 15 largest customers accounted for 61.5% and 63.0% of the Company's total net sales, respectively. For the year ended April 30, 1997, Federated Department Stores, Inc. and Lowe's Companies, Inc. accounted for 11.7% and 10.1%, respectively, of the Company's total net sales. This concentration of customers can cause the Company's net sales and earnings to fluctuate from quarter-to-quarter, based on the requirements of its customers and the timing of delivery of services. Although the Company believes it has good relationships with its largest customers and has in the past received a substantial portion of its revenues from repeat business with established customers, none of the Company's major customers has any obligation to purchase additional services. Therefore, there can be no assurance that any of the Company's major customers will continue to purchase new services in amounts similar to previous years. Although the particular customers are likely to change from period to period, the Company believes that large orders from a limited number of customers will continue to account for a substantial portion of its revenues in any fiscal period. In any period, the unexpected loss of or decline in net sales from a major customer, or the failure to generate significant revenues from other customers, could have a material adverse effect on the business, financial condition and results of operations of the Company.

         The Company's deployment services are generally provided at a fixed contract price pursuant to purchase orders or other written agreements with its customers. Although certain traditional customers of Datatec Industries continue to order services through oral agreements, the Company is in the process of changing its procedure to assure that in the future all services will be provided under written agreements. There can be no assurance that the Company will not be involved in litigation with respect to any oral agreements with customers or that the outcome of any such litigation might not be unfavorable to the Company as a result of the lack of a written agreement or purchase order.

         Backlog for the Company's services as of February 28, 1998 totaled approximately $58.5 million. Backlog consists of purchase orders, written agreements and other oral agreements with customers for which a customer has scheduled the provision of services within the next 12 months. Orders included in backlog may be canceled or rescheduled by customers without penalty. A variety of conditions, both specific to the individual customer and generally effecting the customer's industry, may cause customers to cancel, reduce or delay orders that were previously made or anticipated. The Company cannot assure the timely replacement of canceled, delayed or reduced orders. Significant or numerous cancellations, reductions or delays in orders by a customer or group of customers could materially adversely effect the Company's business, financial condition and results of operations. Backlog should not be relied upon as indicative of the Company's revenues for any future period.

         DEPENDENCE ON INDIRECT CUSTOMERS AND STRATEGIC ALLIANCES. The Company markets its services in part through indirect customers and strategic alliances with systems manufacturers, systems integrators, independent software developers/distributors, and telecommunications carriers, that utilize the Company's services to provide joint solutions to customers. The Company has entered into a non-exclusive agreement with Cisco Systems, Inc. ("Cisco"), pursuant to which the Company has agreed to provide deployment services to customers of Cisco. Cisco may terminate its agreement with the Company at any time, with or without cause. Termination of the Cisco agreement, or any similar agreement that the Company enters into in the future, may have a material adverse effect on the Company's business, financial condition and results of operations. The Company's strategy is to enter into similar agreements with other systems manufacturers, independent software vendors, systems integrators and telecommunications carriers. Because the Company utilizes and will continue to utilize indirect customers and strategic alliances as a significant distribution channel, the Company is subject to the risk that its indirect customers or strategic partners will discontinue or decrease their use of the Company's services for reasons unrelated to the quality or price of, or demand for, the Company's services, which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is subject to the risk that the demand for products and services sold by its indirect customers or strategic partners will decline, which could have a material adverse effect on the Company's business, financial condition and results of operations.

         ACQUISITIONS. A significant portion of the Company's revenue growth is a result of its recent acquisition of Datatec Industries. The Company has pursued, and will continue to pursue, opportunities through internal development and acquisitions of complementary enterprises and products. The Company has not entered into any agreements involving potential acquisitions at this time. The Company competes for acquisition and expansion opportunities with many entities that have substantially greater resources than the Company. In addition, acquisitions may involve difficulties in the retention of personnel, diversion of management's attention, unexpected legal liabilities, and tax and accounting issues. There can be no assurance that the Company will be able to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired businesses or service offerings into its operations or expand into new markets. Once integrated, acquisitions may not achieve comparable levels of revenue, profitability or productivity as the existing business of the Company or otherwise perform as expected. The occurrence of any of these events could have a material adverse effect on the Company's business, financial condition and results of operations.

         WORKING CAPITAL DEFICIENCIES; HISTORY OF LOSSES. While the Company had working capital of $7.8 million as of January 31, 1998, it has a history of limited working capital and had working capital deficiencies of $585,000, $7.7 million, and $3.0 million at April 30, 1995, 1996, 1997, respectively. On March 19, 1997, the Company entered into a credit facility with a financial institution that provides for maximum borrowing of $17.0 million. The credit facility provides for a $15.0 million revolving credit facility, with allowable borrowing under the facility based on a formula of receivables and inventory. The credit facility also provides for a term loan of $2.0 million with principal and interest due monthly. The revolving credit facility bears interest at the prime rate plus 0.75% per annum an the term loan bears interest at the prime rate plus 1.5% per annum. The credit facility requires the Company to comply with certain financial and nonfinancial covenants. As of January 31, 1998, the Company was not in compliance with certain covenants and is in the process of obtaining waivers. Outstanding borrowings under the term loan and revolving loan as of January 31, 1998 were $1.7 million and $4.2 million, respectively.

         In addition, the Company has incurred net losses of $2.4 million, $13.4 million, $5.0 million and $688,000 for the fiscal years ended April 30, 1995, 1996, and 1997, and the nine months ended January 31, 1998, respectively. There can be no assurance that the Company will generate sufficient revenues to meet expenses or to operate profitably in the future. If the Company is unable to generate sufficient cash flow from its operations it would have to seek additional borrowings, effect debt or equity offerings or otherwise raise capital. There can be no assurance that any such financing will be available to the Company, or if available, that the terms will be acceptable to the Company. In addition, the ability to raise other capital might be restricted by financial covenants contained in the Company's currently existing borrowing agreements.

         POSSIBLE NEED FOR ADDITIONAL FINANCING. As of January 31, 1998 the Company had cash and cash equivalents of $120,000. The Company anticipates, based on currently proposed plans and assumptions relating to its operations that its existing capital resources will be sufficient to satisfy its anticipated cash requirements for at least 12 months. In the event that the Company's plans change, its assumptions change or prove to be inaccurate, the Company will be required to seek additional financing to finance its working capital requirements. There can be no assurance that any additional financing, if required, will be available to the Company on acceptable terms, if at all. The Company currently has availability of approximately $845,000 under its line of credit. Any inability by the Company to obtain additional financing, if required, will have a material adverse effect on the operations of the Company.

         SUBSTANTIAL INDEBTEDNESS. As of January 31, 1998, the Company had outstanding on a consolidated basis approximately $8.2 million of indebtedness. The level of the Company's indebtedness could have important consequences to its future prospects, including the following: (i) limiting the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes; (ii) requiring that a substantial portion of the Company's cash flow from operations, if any, be dedicated to the payment of principal of and interest on its indebtedness and other obligations; (iii) limiting its flexibility in planning for, or reacting to changes in, its business; (iv) the Company will be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (v) increasing its vulnerability in the event of a downturn in its business.

         DEPENDENCE ON KEY PERSONNEL. The Company's future success depends in large part on the continued service of its key personnel. In particular, the loss of the services of Isaac Gaon, Chairman of the Board and Chief Executive Officer of the Company, or Christopher Carey, President of the Company, could have a material adverse effect on the operations of the Company. The Company has employment agreements with Messrs. Gaon and Carey each of which expire on October 31, 1999. Each of these employment agreements may be terminated by the Company for cause or by the employee for good reason. The Company's future success and growth also depends on its ability to continue to attract, motivate and retain highly qualified employees, including those with the technical, managerial, sales and marketing expertise necessary to operate the business of the Company. Competition for personnel in the configuration, integration and installation services industry is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. Departures and additions of key personnel may be disruptive to the Company's business and could have a material adverse effect on the Company's business, financial condition and results of operations.

         COMPETITION. The Company competes with a number of other companies involved in the design, configuration, installation, integration and servicing of computer networking technologies. The market for configuration, integration and installation services is highly fragmented, intensely competitive and rapidly changing and there can be no assurance that the Company will be able to compete successfully in the future. The Company believes that its ability to compete successfully depends upon a number of factors both within and beyond its control, including performance, price, quality and breadth of services, and industry and general economic trends. In addition to direct competition, the Company faces indirect competition from its existing and potential future customers, many of which internally design, integrate and deploy their own technologies for their particular needs, and therefore may be reluctant to use services offered by independent providers such as the Company. As a result, the Company must educate prospective customers as to the advantages of the Company's services. There can be no assurance that the Company will be able to compete effectively with its direct competitors or to adequately educate potential customers to the benefits provided by the Company's services.

         Many of the Company's current and potential competitors have longer operating histories and greater financial, technical, sales, marketing and other resources, as well as greater name recognition, larger customer bases, and greater market acceptance of their services, than the Company. As a result, they may be able to respond more quickly to technological changes or market opportunities, and to devote greater resources to the development, promotion and sale of their services than the Company. Also, in the markets in which the Company operates, there are relatively low barriers to entry and new competition may arise either from expansion by established companies or from new emerging companies. Increased competition may result in pressure for price reductions and related reductions in gross margins and market share, any of which could have a material adverse effect on the Company's ability to achieve its financial and business goals. To achieve its goal of larger market share, the Company must continue to enhance its existing services, introduce new service offerings, recruit and train additional deployment and engineering staff, and recruit and train sales and marketing professionals. There can be no assurance that the Company will be able to successfully compete against current and future competitors or that competitive pressures faced by the Company will not have a material adverse effect on its business, financial condition and results of operations.

         The Company has licensed on a non-exclusive basis, including the right to sublicense, its Integrator's Workbench Product Series ("Integrator's
Workbench") software tools to certain third parties. As a result of such licenses, third parties may obtain the right to use Integrator's Workbench and may compete with the Company in certain instances.

         RELIANCE ON UNIONIZED LABOR. A substantial portion of the Company's deployment force is employed under contracts with the International Brotherhood of Electrical Workers and the International Brotherhood of Electrical Workers Local 1430 (collectively, the "IBEW"). The Company's union employees are mainly responsible for providing installation services. The Company's current contracts with the IBEW expired on December 31, 1997. Accordingly, the Company's union employees are currently working without a contract under the terms of the old contracts. Negotiations have recently commenced with respect to the new contracts and there can be no assurance as to the results of the negotiations or whether such contracts will be negotiated without any work stoppages. Any work stoppages or other labor disturbances could have a material adverse effect on the Company's business, financial condition and results of operations.

         LIMITED INTELLECTUAL PROPERTY. The Company relies on a combination of contractual rights, copyright and trade secret laws to establish and protect its software and other proprietary rights. Currently, the Company has no copyrights or patents pending for its products and services. Existing trade secret laws offer only limited protection. There can be no assurance that the steps taken by the Company to protect these proprietary rights will be adequate to deter misappropriation. Although the Company does not believe that it is infringing the intellectual property rights of others, there can be no assurance that such claims will not be asserted and, if asserted, would not have a material adverse effect on the Company's business, financial condition and results of operations. Any such litigation could be costly and divert management's attention, either of which could have a material adverse effect on the Company's business, financial condition and results of operations. Adverse determinations in such litigation could result in the loss of the Company's proprietary rights, subject the Company to significant liabilities, require the Company to seek licenses from third parties or prevent the Company from selling its services, any one of which would have a material adverse effect on the Company's business, financial conditions and results of operations.

         INFLUENCE BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS. As of January 31, 1998, the Company's directors and executive officers owned and/or had the power to vote approximately 24.6% of the Common Stock. In addition, as of January 31, 1998, Ralph Glasgal, a Director of the Company, through his direct ownership and through a voting agreement with Direct Connect International Inc. ("DCI") had the power to vote approximately 14.5% of the Common Stock and Mr. Carey, President of the Company, had the power to vote approximately 12.0% of the Common Stock. Accordingly, management will be able to influence (in addition to their influence as officers and/or directors) the affairs of the Company, including the election of directors and other matters requiring stockholder approval.

         VOLATILITY OF THE COMPANY'S COMMON STOCK. The market price of the Company's Common Stock has experienced significant volatility. Announcements of technological or other innovations for new commercial products or services of the Company or its competitors, developments concerning propriety rights or governmental regulations, changes in financial estimates by securities analysts, or general conditions in the economy or the market for the Company's services, some of which may be unrelated to the Company's performance and beyond the Company's control, may have a significant effect on the Company's business and on the market price of the Company's securities. Sales of a substantial number of shares by existing security holders could also have an adverse effect on the market price of the Company's securities. The stocks of many technology companies have experienced extreme price and volume fluctuations unrelated to the operating performance of those companies.

         SHARES ELIGIBLE FOR FUTURE SALE. No predictions can be made as to the effect, if any, that the sale or availability for sale of shares of additional Common Stock will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could materially and adversely effect the market price of the Common Stock and could impair the Company's ability to raise capital through an offering of its equity securities in the future.

         RIGHTS OF COMMON STOCK SUBORDINATE TO PREFERRED STOCK. The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 4,000,000 shares of preferred stock, par value $0.001 per share. There are no shares of preferred stock currently issued and outstanding. However, if shares of preferred stock are issued in the future, the terms of a series of preferred stock may be set by the Company's Board of Directors without approval by the holders of the Common Stock of the Company. Such terms could include, among others, preferences as to dividends and distributions on liquidation as well as separate class voting rights. The rights of the holders of the Company's Common Stock will be subject to, and may be adversely effected by, the rights of the holders of any preferred stock that may be issued in the future.

         CERTAIN ANTI-TAKEOVER CHARTER PROVISIONS. The Company's Certificate of Incorporation (i) requires certain procedures to be followed and time periods to be met for any stockholder to propose matters to be considered at annual meetings of stockholders, including nominating directors for election at those meetings, (ii) prohibits stockholders from calling special meetings of stockholders, and (iii) authorizes the Board of Directors of the Company to issue up to 4,000,000 shares of preferred stock without stockholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as the Board of Directors may determine. These provisions, alone or in combination with each other and with the matters described under "--Influence by Management and Principal Stockholders," may discourage transactions involving actual or potential changes of control of the Company, including transactions that otherwise could involve payment of a premium over prevailing market prices to holders of Common Stock. The Company has also adopted a stockholder rights plan and is subject to provisions of the Delaware General Corporation Law which have certain anti-takeover effects.

         NO CASH DIVIDENDS. The Company has not paid cash dividends on its Common Stock since its inception, other than certain distributions made to stockholders in amounts sufficient to reimburse the Company's stockholders for income tax liabilities arising from the Company's former status as a Subchapter "S" corporation. The Company does not intend to pay cash dividends on its Common Stock for the foreseeable future. The payment of cash dividends in the future will be at the discretion of the Company's Board of Directors and will depend upon such factors as earnings levels, capital requirements, the Company's financial condition and other factors deemed relevant by the Company's Board of Directors. In addition, the payment of cash dividends by the Company is restricted by the Company's current bank credit facility, and future borrowings may contain similar restrictions.

                                   THE COMPANY

         Datatec Systems, Inc. (the "Company") provides rapid and accurate configuration, integration and installation services for the deployment of complex computer networking and connectivity systems. By combining its standardized process methodology and its Integrator's Workbench Product Series software tools with extensive project management, integration and implementation expertise, the Company delivers high quality and cost effective technology deployment solutions. Utilizing four regional staging and configuration centers and its own field installation force of approximately 285 persons operating out of 19 offices, the Company conducts multiple simultaneous large scale deployments for organizations across the United States and Canada.

         In order to provide high quality, consistent, rapid and cost effective results, the Company has developed a deployment model consisting of (i) a standardized process methodology, (ii) project management expertise, (iii) Integrator's Workbench software tools, (iv) regional staging and configuration centers and (v) its own field installation force. The Company believes its deployment model enables its direct customers to accelerate the assimilation of networking technologies into their organizations, and allows its indirect customers to accelerate the adoption of their products and services.

         The Company markets its services to Fortune 2,000 companies directly through its sales force and indirectly through systems manufacturers, systems integrators, independent software vendors and telecommunications carriers. The Company's direct customers include Beneficial Management Corporation, Blockbuster Entertainment Inc., Federated Department Stores, Inc., Lowe's Companies, Inc., Ross Stores, Inc., Starbucks Corporation, Toys "R" Us, Inc., and Walgreen Co. The Company's indirect customers include Bell Atlantic Network Integration, Diebold Inc., Electronic Data Systems Incorporated, IBM Global Services, NCR Corporation and Unisys Corporation. In June 1997, the Company was selected by Cisco to participate in its new Advanced Installation Services ("AIS") program. The AIS program is intended to enable faster deployment of Cisco's networking technology to Fortune 1,000 corporations.

         Since April 1996, the Company has completed three acquisitions which have enabled it to focus its business exclusively on providing rapid deployment services. The Company's objective is to be the premier provider of deployment services for the implementation of complex computer networking solutions. Key elements of the Company's strategy include: (i) focusing on deployment services;
(ii) targeting complex networking and connectivity implementations; (iii) leveraging the Company's deployment model; (iv) leveraging existing customers;
(v) establishing strategic alliances; and (vi) pursuing strategic acquisitions.

         The Company's executive offices are located at 20C Commerce Way, Totowa, New Jersey 07512. The telephone number of the Company is (973) 890-4800. When used in this Prospectus, the term "Company" refers to Datatec Systems, Inc., a Delaware corporation and its subsidiaries.

                                 USE OF PROCEEDS

         This Prospectus relates to the reoffer and resale of Shares issuable to the Selling Stockholders pursuant to the Stock Purchase Plan. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         This  Prospectus   relates  to  the  offer  and  sale  by  the  Selling
Stockholders  of up to  750,000  Shares  issued  under  the Plan to the  Selling
Stockholders. This Prospectus also relates to such indeterminate number of additional shares of Common stock that may be acquired by the Selling Stockholders as a result of the antidilution provisions of the Plan. Information regarding the identity of the Selling Stockholders and certain other information relating to the Selling Stockholders will be provided by supplement to this Prospectus.

                              PLAN OF DISTRIBUTION

         This Prospectus covers the resale of up to 750,000 Shares of the Company's Common Stock issuable under the Stock Purchase Plan. The Selling Stockholders may sell the Shares offered hereby from time to time in transactions on one or more exchanges, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices and terms.

         From time to time the Selling Stockholders may pledge their Shares pursuant to the margin provisions of customer agreements with their respective brokers. Upon a default by the Selling Stockholders, such brokers may offer and sell the pledged Shares.

         This Prospectus also may be used, with the Company's consent, by donees or other transferees of the Selling Stockholders, or by other persons acquiring the Common Stock under circumstances requiring or making desirable the use of this Prospectus for the offer and sale of such shares.

         Such transactions may be effected by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of the customary commissions). The Selling
Stockholders   and  any   broker-dealers   that  participate  with  the  Selling
Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders will pay any transaction costs associated with effecting any sales that occur.

         Any broker-dealer acquiring Common Stock offered hereby may sell such securities either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on Nasdaq, at prices related to such prevailing market prices or at negotiated prices and terms to its customers or a combination of such methods. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of Regulation M, which may limit the timing of the purchases and sales of shares of Common Stock by the Selling Stockholders.

         In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 instead of under this Prospectus.

         The Company has agreed to pay all fees and expenses incident to the registration of the Shares, except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the Selling Stockholders.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig LLP, New York, New York. Robert Frome, Robert Friedman and Jeffrey Spindler, members of Olshan Grundman Frome & Rosenzweig LLP, hold shares of Common Stock. Mr. Friedman is also a director of the Company and holds options to purchase additional shares of Common Stock.

                                     EXPERTS

         The consolidated financial statements as of April 30, 1997 incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated on their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission three Registration Statements on Form S-8 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statements. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statements, each such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by Datatec Systems, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1997.

                  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 1997, as amended, October 31, 1997 and January 31, 1998.

                  3. The Company's Current Reports on Form 8-K dated September 23, 1997, October 20, 1997, January 12, 1998, February 24, 1998 and March 9,
1998.

                  4. The description of the Company's Common Stock, $.001 par value (the "Common Stock"), in the Company's Registration Statement on Form 8-A filed May 2, 1996.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL

                  Robert Friedman, a partner of Olshan Grundman Frome & Rosenzweig LLP, is a director of the Company, holds shares of Common Stock and has been granted options to purchase additional shares of Common Stock. Certain other members of such firm hold shares of Common Stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 6 of the Company's By-laws authorize indemnification of directors and officers as follows:

         The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, indemnify any director, officer or trustee which it shall have power to indemnify under the Section against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote on stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

         Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware.

         To assure indemnification under this Article of all such persons who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

         Section 145 of the Delaware General Corporation Law provides as follows:

                  "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A  corporation  may  indemnify  any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h)  For  purposes  of  this   section,   references  to  "the
         corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participant and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of  Chancery  is hereby  vested  with  exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         The Company maintains a directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses the Company for such loss for which the Company has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which relate to the offering hereunder.

         The Company has entered into indemnity agreements with each officer and director of the Company. The contracts provide for indemnification of such persons against expenses, liabilities and losses.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8.           EXHIBITS

                  EXHIBIT INDEX

EXHIBIT

       * 4.1               Specimen Certificate of the Company's Common Stock.

       * 5.1               Opinion of Olshan Grundman Frome & Rosenzweig LLP.

      * 10.1               Datatec Systems, Inc. 1998 Employee Stock Purchase
                           Plan.

      * 23.1               Consent of Arthur Andersen LLP

      * 23.2 Consent of Olshan Grundman Frome & Rosenzweig LLP (included in Exhibit 5.1).

     *  24.1               Power of Attorney (included on the signature page
                           of this Registration Statement).

--------------------
*        Filed herewith

ITEM 9.           UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                           a.       To file,  during any period in which  offers
or sales  are  being  made,  a  post-effective  amendment  to this  Registration
Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                           b.       That,  for the  purpose of  determining  any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           c.       To remove  from  registration  by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Totowa, State of New Jersey, on this 27th day of March, 1998.

                                       DATATEC SYSTEMS, INC.
                                           (Registrant)

                                       By:  /S/ ISAAC GAON
                                            ------------------------
                                                Isaac J. Gaon
                                                Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Carey and Isaac J. Gaon, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURE                TITLE                                DATE
       ---------                -----                                ----


/S/ CHRISTOPHER CAREY
--------------------------   President and Director          March 27, 1998
Christopher Carey


/S/ ISAAC GAON
--------------------------   Chairman of the Board and       March 27, 1998
Isaac J. Gaon                Chief Executive Officer
                             (principal executive
                             officer)

/S/ THOMAS BERRY             Director                        March 27, 1998
--------------------------
Thomas Berry

/S/ ROBERT FRIEDMAN          Director                        March 27, 1998
--------------------------
Robert H. Friedman

/S/ RALPH GLASGAL            Director                        March 27, 1998
--------------------------
Ralph Glasgal


___________________________  Director                        March 27, 1998
David Milch


___________________________  Director                        March 27, 1998
Joseph Salvani

/S/ JAMES CACI
---------------------------  Chief Financial Officer         March 27, 1998
James M. Caci                (principal financial and
                             accounting officer)